 Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
GOODRICH PETROLEUM CORPORATION
at
$23.00 per Share
Pursuant to the Offer to Purchase dated November 24, 2021
by
PALOMA VI MERGER SUB, INC.,
a wholly owned subsidiary of
PALOMA PARTNERS VI HOLDINGS, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 23, 2021 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 22, 2021), UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of Goodrich Petroleum Corporation, a Delaware corporation (“Goodrich”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Time or (iii) time will not permit all required documents to reach American Stock transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

If delivering by hand, express mail, courier,
or other expedited service:
American Stock Transfer & Trust Co., LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
If delivery by mail: American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
Fax line for eligible institutions only: (713) 234-5001
To confirm fax for eligible institutions only: (718) 921-8317 (by telephone only)
This is ONLY for confirmation of a fax; for information on the Offer please contact D.F. King & Co., Inc. at (866) 207-2356.
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.
The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:
The undersigned hereby tenders to Paloma VI Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Paloma Partners VI Holdings, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the offer to purchase, dated November 24, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of Goodrich specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
Number of Shares and Certificate No(s) (if available)
Check here if Shares will be tendered by book-entry transfer. ☐
Name of Tendering Institution:
DTC Account Number:
Dated:
Name(s) of Record Holder(s):
(Please type or print)
Address(es):
(Zip Code)
Area Code and Tel. No.
(Daytime telephone number)
Signature(s):

Notice of Guaranteed Delivery

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in each case together with a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, or, in the case of book-entry transfers of Shares, either such Letter of Transmittal or an Agent’s Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal, within two NYSE American LLC trading days after the date of execution of this Notice of Guaranteed Delivery.
Name of Firm:
Address:

(Zip Code)
Area Code and Telephone No.:

(Authorized Signature)
Name:
(Please type or print)
Title:
Date:

NOTE:
DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.